UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 20, 2009

PENN NATIONAL GAMING, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-24206 (Commission File Number)	23-2234473 (IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, Pennsylvania (Address of Principal Executive Offices)		19610 (Zip Code)

Registrant’s telephone number, including area code (610) 373-2400

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 20, 2009, Penn National Gaming, Inc., a Pennsylvania corporation, issued a press release announcing that, in connection with its previously announced tender offer and consent solicitation for any and all of the $200 million aggregate outstanding principal amount of its 6 7/8% senior subordinated notes due 2011 (CUSIP No. 707569AH2) (the “Notes”), it has extended the deadline for holders to consent to certain amendments to the indenture governing the Notes and has waived the “Requisite Consent Condition” that at least a majority in principal amount of the outstanding notes consent to such amendments (provided that if such requisite consents are not received the proposed amendments will not be implemented).  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Press Release dated August 20, 2009 of Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn National Gaming, Inc.

By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

Date:  August 20, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 20, 2009 of Penn National Gaming, Inc.